EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Brian F. Hurley, Principal Executive Officer, and Angela W. Ghantous, Principal Financial Officer, of BROOKFIELD INVESTMENT FUNDS (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: February 29, 2016	/s/ Brian F. Hurley
Brian F. Hurley
President and Principal Executive Officer
BROOKFIELD INVESTMENT FUNDS

Dated: February 29, 2016	/s/ Angela W. Ghantous
Angela W. Ghantous
Treasurer and Principal Financial Officer
BROOKFIELD INVESTMENT FUNDS

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to BROOKFIELD INVESTMENT FUNDS and will be retained by BROOKFIELD INVESTMENT FUNDS and furnished to the Securities and Exchange Commission or its staff upon request.